AVNET, INC. AND SUBSIDIARIES

                                                                  EXHIBIT 11.1

                  COMPUTATION OF EARNINGS PER SHARE - PRIMARY

                                                      Nine Months Ended
                                                   April 1,        April 2,
                                                     1994            1993
                                                         (unaudited)
A.  Primary earnings per share:

      Common shares outstanding
        (weighted average)                         40,568,371      35,576,187

      Common equivalent shares:
        Conversion of convertible debentures
          (weighted average) (Note 6)                 --            2,448,487

        Contingent shares issuable                     99,557         102,775

        Exercise of warrants and options
          using the treasury method                   178,211         108,338

      Total common and common equivalent
        shares                                     40,846,139      38,235,787

      Income before cumulative effect of
        change in accounting                      $59,055,573     $50,549,966

      Interest expense on convertible
        debentures - net of taxes (Note 6)            --            2,891,445

      Income used for computing earnings
        per share before cumulative effect
          of change in accounting                 $59,055,573     $53,441,411

      Cumulative effect of change in
        accounting                              (   2,790,839)       --

      Income used for computing earnings
        per share                                 $56,264,734     $53,441,411

      Primary earnings per share:

        Income before cumulative effect of
          accounting change                             $1.45           $1.40

        Cumulative effect of change in
          accounting for income taxes                   (0.07)       --

        Net income                                      $1.38           $1.40





           SEE NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

                          AVNET, INC. AND SUBSIDIARIES

                                                                    EXHIBIT 11.1

                  COMPUTATION OF EARNINGS PER SHARE - PRIMARY




                                                     Third Quarter Ended
                                                  April 1,         April 2,
                                                    1994             1993
                                                         (unaudited)
A.  Primary earnings per share:

      Common shares outstanding
        (weighted average)                       40,618,068        35,630,234

      Common equivalent shares:
        Conversion of convertible debentures
          (weighted average) (Note 6)                --             2,448,487

        Contingent shares issuable                   82,068            89,234

        Exercise of warrants and options
          using the treasury method                 209,348           137,345

      Total common and common equivalent
        shares                                   40,909,484        38,305,300

      Net Income                                $25,343,874       $18,185,572

      Interest expense on convertible
        debentures - net of taxes (Note 6)           --               963,815

      Income used for computing earnings
        per share                               $25,343,874       $19,149,387

      Primary earnings per share                      $0.62             $0.50







           SEE NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                        AVNET, INC. AND SUBSIDIARIES


                                                                    EXHIBIT 11.2

               COMPUTATION OF EARNINGS PER SHARE - FULLY DILUTED


                                                      Nine Months Ended
                                                   April 1,        April 2,
                                                    1994             1993
                                                         (unaudited)

B.  Fully diluted earnings per share:

      Common and common equivalents (Note 6)       40,846,139      38,235,787

      Additional dilution upon exercise
        of options and warrants                        54,525          19,456

      Total fully diluted shares                   40,900,664      38,255,243

      Income before cumulative effect of
        change in accounting                      $59,055,573     $50,549,966

      Interest expense on convertible
        debentures - net of taxes (Note 6)            --            2,891,445

      Income used for computing earnings
        per share before cumulative effect
          of change in accounting                 $59,055,573     $53,441,411

      Cumulative effect of change in
        accounting                              (   2,790,839)        --

      Income used for computing earnings
        per share                                 $56,264,734     $53,441,411

      Fully diluted earnings per share:

        Income before cumulative effect of
          accounting change                             $1.45           $1.40

        Cumulative effect of change in
          accounting for income taxes                   (0.07         --

        Net income                                      $1.38           $1.40










               SEE NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

                         AVNET, INC. AND SUBSIDIARIES


                                                                    EXHIBIT 11.2

               COMPUTATION OF EARNINGS PER SHARE - FULLY DILUTED





                                                    Third Quarter Ended
                                                  April 1,          April 2,
                                                    1994             1993
                                                         (unaudited)

B.  Fully diluted earnings per share:

      Common and common equivalents (Note 6)     40,909,484        38,305,300

      Additional dilution upon exercise
        of options and warrants                      34,397            14,240

      Total fully diluted shares                 40,943,881        38,319,540

      Net income                                $25,343,874       $18,185,572

      Interest expense on convertible
        debentures - net of taxes (Note 6)           --               963,815

      Income used for computing earnings
        per share                               $25,343,874       $19,149,387

      Fully diluted earnings per share                $0.62             $0.50






           SEE NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

                               S I G N A T U R E



      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

















                                    Avnet, Inc.
                                    (Registrant)



                                    By: s/Raymond Sadowski
                                        Raymond Sadowski
                                        Senior Vice President,
                                        Chief Financial Officer
                                        and Assistant Secretary





                                    By: s/John F. Cole
                                        John F. Cole
                                        Controller and Principal
                                        Accounting Officer


 May 13, 1994
     Date